                                  Exhibit 12


                        CHESAPEAKE ENERGY CORPORATION
                            CALCULATION OF RATIOS


                                                                                                                       Six Months
                                                                                                                         Ended
                                                             Years Ended June 30,                                       Dec. 31,
                                                       1993           1994        1995         1996        1997           1996
                                                       ----           ----        ----         ----        ----           ----
RATIO OF EARNINGS TO FIXED CHARGES
     Income before income taxes and
       extraordinary item                            $   (464)     $  5,155     $ 17,960     $ 36,209    $(180,330)     $ 39,246
     Interest                                           2,282         2,676        6,627       13,679       18,550         6,216
     Preferred Stock Dividends                            385
     Bond discount amortization (a)                      --            --           --           --           --            --
     Loan cost
     amortization                                         127           557          548        1,288        1,455           762
                                                     --------      --------     --------     --------     --------      --------
     Earnings                                        $  2,330      $  8,388     $ 25,135     $ 51,176    $(160,325)     $ 46,224

     Interest expense                                   2,282         2,676        6,627       13,679       18,550         6,216
     Capitalized interest                                 192           356        1,574        6,428       12,935         7,607
     Preferred Stock Dividends                            385
     Bond discount amortization (a)                      --            --           --           --           --            --
     Loan cost amortization                               127           557          548        1,288        1,455           762
                                                     --------      --------     --------     --------     --------      --------
     Fixed Charges                                      2,986         3,589        8,749       21,395       32,940        14,585
     Ratio                                                n/a           2.3          2.9          2.4         (4.9)          3.2

(A) Bond discount excluded since its included in interest expense

    Insufficient  coverage                                656             0            0            0      193,265             0

                                                                 Six Months      Year      Three Months  Three Months   12 Months
                                                                   Ended         Ended        Ended         Ended         Ended
                                                                  Dec. 31,      Dec. 31,      Mar. 31,     Mar. 31,      Mar. 31,
                                                                    1997          1997          1997         1998          1998
                                                                    ----          ----          ----         ----          ----
RATIO OF EARNINGS TO FIXED CHARGES
        Income before income taxes and
          extraordinary item                                       (31,574)     (251,150)       25,360     (256,500)     (533,010)
        Interest                                                    17,448        29,782         3,654       10,688        36,816
        Preferred Stock Dividends

        Bond discount amortization (a)                                --            --            --           --            --
        Loan cost amortization                                         794         1,487           300          396         1,583
                                                                  --------      --------      --------     --------      --------
        Earnings                                                   (13,332)     (219,881)       29,314     (245,416)     (494,611)

        Interest expense                                            17,448        29,782         3,654       10,688        36,816
        Capitalized interest                                         5,087        10,415         2,744        2,252         9,923
        Preferred Stock Dividends

        Bond discount amortization (a)                                --            --            --           --            --
        Loan cost amortization                                         794         1,487           300          396         1,583
                                                                  --------      --------      --------     --------      --------
        Fixed Charges                                               23,329        41,684         6,698       13,336        48,322
        Ratio                                                         (0.6)         (5.3)          4.4        (18.4)        (10.2)
(A) Bond discount excluded since its included in interest expense

        Insufficient coverage                                       36,661       261,565             0      258,752       542,933


PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
        Income before income taxes and extraordinary item                                                                (587,785)
        Interest                                                                                                           75,448
        Preferred stock dividends                                                                                          16,100
        Bond discount amortization (A)                                                                                          -
        Loan cost amortization                                                                                              1,583
                                                                                                                         --------
        Earnings                                                                                                         (494,654)

        Interest expense                                                                                                   75,448
        Capitalized interest                                                                                                9,923
        Preferred stock dividends                                                                                          16,100
        Bond discount amortization (A)                                                                                          -
        Loan cost amortization                                                                                              1,583
                                                                                                                         --------
        Fixed Charges                                                                                                     103,054
        Ratio                                                                                                                (4.8)
(A) Bond discount excluded since its included in interest expense

Insufficient Coverage                                                                                                     597,708